Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8 of Video Display Corporation of our reports dated June 12, 2007 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Video Display Corporation for the year ended February 28, 2007.
/s/ Carr, Riggs & Ingram, LLC
Atlanta, Georgia
June 12, 2007